Exhibit 21

                               Subsidiaries of 1ST BANCORP


         The following chart indicates the corporate structure, including subsidiaries of 1ST BANCORP:


                                   1ST BANCORP
                                        |
                                        |
                                        |
                                        |
          --------------------------------------------------------------
          |                             |                               |
          |                             |                               |
First Federal Bank, A FSB      First Financial Insurance     First Title Company
          |                           Agency Inc.
          |
          |
          |
Financial Services of Southern
      Indiana Corporation